Exhibit 5.1

One Atlantic Center
1201 West Peachtree Street
Atlanta, GA 30309-3424

404-881-7000 | Fax: 404-881-7777

May 1, 2026

Mohawk Industries, Inc.

Mohawk Capital Finance S.A.

160 South Industrial Boulevard

Calhoun, Georgia 30701

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Mohawk Industries, Inc., a Delaware corporation (the “Company”), and Mohawk Capital Finance S.A., a societé anonyme organized under the laws of Luxembourg (“Mohawk Finance”), in connection with the filing of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). We are furnishing this opinion letter to you in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5) of the Commission’s Regulation S-K.

The Registration Statement relates to the proposed issuance and sale from time to time, pursuant to Rule 415 under the Securities Act, of the following securities (the “Registered Securities”):

(i)	debt securities of the Company (the “Company Debt Securities”);

(ii)	senior debt securities of Mohawk Finance (the “Mohawk Finance Senior Debt Securities”);

(iii)	senior subordinated debt securities of Mohawk Finance (the “Mohawk Finance Subordinated Debt Securities,” and together with the Mohawk Finance Senior Debt Securities, the “Mohawk Finance Debt Securities”);

(iv)	guarantees by the Company of payments of the principal of, and interest and premium, if any, on, one or more series of the Mohawk Finance Debt Securities (the “Company Guarantees”);

(v)	shares of the Company’s common stock, par value $0.01 per share (the “Common Shares”);

(vi)	shares of the Company’s preferred stock, par value $0.01 per share (including shares convertible into or exchangeable for other securities), with such preferences and other terms as determined in accordance with the Company’s Restated Certificate of Incorporation, as amended, and Restated Bylaws, each as may be further amended and/or restated (the “Preferred Shares,” and together with the Common Shares, the “Shares”);

(vii)	depositary shares of the Company, representing a fractional interest in the preferred stock of the Company (the “Depositary Shares”);

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(viii)	warrants of the Company to purchase any of the securities described in clauses (i) - (iii) and (v) - (vii) above (the “Warrants”);

(ix)	purchase contracts of the Company obligating the holders thereof to purchase or sell, and obligating the Company to sell or purchase, debt or equity securities, currencies or commodities (the “Purchase Contracts”); and

(x)	units comprised of one or more of the securities described in clauses (i) – (viii) above (the “Units”).

The Company Debt Securities and the Mohawk Finance Debt Securities are together “Debt Securities.” The Registered Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements to the prospectus contained in the Registration Statement, as it may be amended from time to time.

Each series of Company Debt Securities is to be issued pursuant to an indenture, as amended or supplemented from time to time, relating to the Company Debt Securities between the Company and a trustee to be appointed by the Company; each series of Mohawk Finance Debt Securities (together with the related Company Guarantees) is to be issued pursuant to an indenture, as amended or supplemented from time to time, relating to the Mohawk Finance Debt Securities between Mohawk Finance, the Company and a trustee to be appointed by the Mohawk Finance; each Depositary Share is to be issued pursuant to a deposit agreement; each Warrant is to be issued pursuant to a warrant agreement; each Purchase Contract is to be issued pursuant to a purchase contract agreement; and each Unit is to be issued pursuant to a unit agreement; and each such indenture, deposit agreement, Warrant, warrant agreement, purchase agreement or unit agreement is to be substantially in the form filed as an exhibit to the Registration Statement or as an exhibit to a document filed under the Securities Exchange Act of 1934, as amended, and incorporated into the Registration Statement by reference.

In the capacity described above, we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records and documents of the Company and Mohawk Finance, including, without limitation, the organizational documents of the Company, resolutions adopted by the boards of directors of the Company and of Mohawk Finance, the indenture or forms of indentures filed as Exhibits 4.5 – 4.7 to the Registration Statement, certificates of officers and representatives (who, in our judgment, are likely to know the facts upon which the opinion will be based) of the Company and Mohawk Finance, certificates of public officials and such other documents as we have deemed appropriate as a basis for the opinions hereinafter set forth. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinions set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of Mohawk Finance and of public officials, as we have deemed appropriate as a basis for the opinions hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

We have assumed with your permission that (i) all Registered Securities will be issued and sold in the manner stated in the Registration Statement and the applicable prospectus supplement; (ii) at the time of any offering or sale of any Common Shares or Preferred Shares, the Company will have such number of Common Shares or Preferred Shares authorized and available for issuance; (iii) all Registered Securities issuable upon conversion, exchange or exercise of any Registered Securities being offered will have been duly authorized, established (if appropriate) and reserved for issuance upon such conversion, exchange or exercise (if appropriate); and (iv) to the extent applicable, an indenture with respect to any Debt Securities and any related Guarantees offered, a deposit agreement with respect to any Depositary Shares offered, a warrant agreement with respect to any Warrants offered, a stock purchase agreement with respect to any Purchase Contracts offered, a unit agreement with respect to any Units offered and a purchase, underwriting or similar agreement with respect to any Registered Securities offered will have been duly authorized and validly executed and delivered by the Company and/or Mohawk Finance, as applicable, and the other parties thereto. Further, to the extent that the obligations of the Company or of Mohawk Finance under any indenture, deposit agreement, warrant agreement, stock purchase agreement or unit agreement may depend upon such matters, we have assumed with your permission that at the time of execution thereof: (v) the applicable trustee, depositary, warrant agent or unit agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (vi) the trustee, depositary, warrant agent or unit agent will have the requisite organizational and legal power and authority to perform its obligations under the indenture, deposit agreement, warrant agreement, stock purchase agreement or unit agreement, as applicable; (vii) the indenture, deposit agreement, warrant agreement, stock purchase agreement or unit agreement will have been duly authorized, executed and delivered by the Company or Mohawk Finance, as applicable, and by the trustee, depositary, warrant agent or unit agent, as applicable, and will constitute the valid and binding obligation of the trustee, depositary, warrant agent or unit agent, as applicable, enforceable against the trustee, depositary, warrant agent or unit agent, as applicable, in accordance with its terms; and (viii) the trustee, depositary, warrant agent or unit agent will be in compliance, with respect to acting as a trustee, depositary, warrant agent or unit agent under the indenture, deposit agreement, warrant agreement or unit agreement, as applicable, with all applicable laws and regulations. Finally, we have assumed with your permission (ix) the genuineness of all signatures and the legal competence of all natural persons who executed any documents; (x) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or telefacsimile copies; and (xi) the proper issuance and accuracy of certificates of public officials and officers and agents of the Company and Mohawk Finance.

We express no opinion herein with regard to any laws other than the General Corporation Law of the State of Delaware (the “DGCL”) and the laws of the State of New York as they relate to the enforceability of documents, agreements and instruments referred to herein, which in all cases are normally applicable in our experience to transactions of the type contemplated by the Registration Statement. For purposes of our opinion that the Mohawk Finance Debt Securities will be valid and binding obligations of Mohawk Finance, we have, without conducting any research or investigation with respect thereto, relied on the opinion of Arendt & Medernach SA, with respect to Mohawk Finance, that the Mohawk Finance Debt Securities have been duly authorized and duly established under the laws of Luxembourg. We are not licensed to practice in Luxembourg, and we have made no investigation of, and do not express or imply an opinion on, the laws of Luxembourg.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinions expressly stated in the numbered paragraphs below. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1.            Company Debt Securities and Company Guarantees. When (a) appropriate corporate action has been taken by the Company to authorize the form and terms of any series of Company Debt Securities or Company Guarantees and to approve the issuance and terms of the offering of the Company Debt Securities or Company Guarantees and related matters in accordance with any applicable indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (b) any such Company Debt Securities have been duly authenticated in accordance with the applicable indenture, and such Company Debt Securities or Company Guarantees have been issued (i) in accordance with the applicable indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors (which term, as used here and elsewhere in this opinion letter, includes duly authorized committees of the Board of Directors) of the Company or (ii) upon conversion or exercise of any Registered Securities in accordance with the terms of such Registered Securities or the instrument governing such Registered Securities providing for such conversion or exercise as approved by the Board of Directors of the Company, and (c) the Company has received the consideration approved by the Board of Directors for the Company Debt Securities as provided in the applicable indenture and other applicable agreements, then, upon the happening of such events, such Company Debt Securities or Company Guarantees will constitute valid and binding obligations of the Company, subject to applicable bankruptcy, insolvency, liquidation, reorganization, moratorium and other laws relating to or affecting the rights and remedies of creditors generally and to the limitation that the enforceability thereof (including by means of specific performance) may be subject to certain equitable defenses and to the discretion of the court before which proceedings may be brought, including traditional equitable defenses such as waiver, laches and estoppel; good faith and fair dealing; reasonableness; materiality of the breach; impracticability or impossibility of performance; and the effect of obstruction or failure to perform or otherwise act in accordance with an agreement by any person other than the obligor thereunder (regardless of whether considered in a proceeding in equity or at law ) (the “Bankruptcy and Equity Exception”).

2.            Mohawk Finance Debt Securities. When (a) the appropriate corporate action has been taken by Mohawk Finance to authorize the form and terms of any series of Mohawk Finance Debt Securities and to approve the issuance and terms of the offering of the Mohawk Finance Debt Securities and related matters in accordance with any applicable indenture and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon Mohawk Finance and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over Mohawk Finance, (b) any such Mohawk Finance Debt Securities have been duly authenticated in accordance with the applicable indenture, and such Mohawk Finance Debt Securities have been issued (i) in accordance with the applicable indenture and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of Mohawk Finance or (ii) upon conversion or exercise of any Registered Securities in accordance with the terms of such Registered Securities or the instrument governing such Registered Securities providing for such conversion or exercise as approved by the Board of Directors of Mohawk Finance, and (c) Mohawk Finance has received the consideration approved by the Board of Directors of Mohawk Finance for the Mohawk Finance Debt Securities as provided in the applicable indenture and other applicable agreements, then, upon the happening of such events, such Mohawk Finance Debt Securities will constitute valid and binding obligations of Mohawk Finance, subject to the Bankruptcy and Equity Exception.

3.            Shares. When (a) appropriate corporate action has been taken by the Company to designate the preferences, limitations and relative rights of any Preferred Shares to be offered and to authorize and approve the issuance and terms of the offering of Common Shares or Preferred Shares and related matters and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, including, in the case of Preferred Shares, the due adoption and execution of a Certificate of Designations for the Preferred Shares and the filing of such Certificate of Designations with the Secretary of State of the State of Delaware, all in accordance with the DGCL, (b) the Shares have been issued (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company or (ii) upon conversion or exercise of any Registered Securities in accordance with the terms of such Registered Securities or the instrument governing such Registered Securities providing for such conversion or exercise as approved by the Board of Directors of the Company, and (c) the Company has received the consideration approved by the Board of Directors of the Company for the Shares as provided in the applicable agreement (not less than the par value of the Shares), then, upon the happening of such events, such Shares will be validly issued, fully paid and non-assessable.

4.            Depositary Shares. When (a) appropriate corporate action has been taken by the Company to approve the issuance and terms of the offering of the Depositary Shares, including the authorization of the deposit agreement and the underlying securities, and related matters so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (b) the deposit agreement has been duly executed and delivered by the Company and the depositary, (c) the Depositary Shares have been issued in accordance with the deposit agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and (d) the Company has received the consideration approved by the Board of Directors of the Company for the Depositary Shares as provided in the deposit agreement and other applicable agreement, then, upon the happening of such events, such Depositary Shares will constitute valid and binding obligations of the Company, subject to the Bankruptcy and Equity Exception.

5.            Warrants. When (a) appropriate corporate action has been taken by the Company to approve the issuance and terms of the offering of the Warrants, including the authorization of the warrant agreement and the underlying securities, and related matters so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (b) the warrant agreement has been duly executed and delivered by the Company and the warrant agent, (c) the Warrants have been issued in accordance with the warrant agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and (d) the Company has received the consideration approved by the Board of Directors of the Company for the Warrants as provided in the warrant agreement and other applicable agreement, then, upon the happening of such events, such Warrants will constitute valid and binding obligations of the Company, subject to the Bankruptcy and Equity Exception.

6.            Purchase Contracts. When (a) appropriate corporate action has been taken by the Company to approve the issuance and terms of the offering of the Purchase Contracts, including the authorization of the purchase contract agreement and the underlying securities, as applicable, and related matters so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (b) the purchase contract agreement has been duly executed and delivered by the Company and the counterparty, (c) the Purchase Contracts have been issued in accordance with the purchase contract agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and (d) the Company has received the consideration approved by the Board of Directors of the Company for the Purchase Contracts as provided in the purchase contract agreement and other applicable agreement, then, upon the happening of such events, such Purchase Contracts will constitute valid and binding obligations of the Company, subject to the Bankruptcy and Equity Exception.

7.            Units. When (a) appropriate corporate action has been taken by the Company to approve the issuance and terms of the offering of the Units, including the authorization of the unit agreement and the underlying securities, and related matters so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (b) the unit agreement has been duly executed and delivered by the Company and the counterparty, (c) the Units have been issued in accordance with the unit agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and (d) the Company has received the consideration approved by the Board of Directors of the Company for the Units as provided in the unit agreement and other applicable agreement, then, upon the happening of such events, such Units will constitute valid and binding obligations of the Company, subject to the Bankruptcy and Equity Exception.

The opinions expressed above relating to the binding obligations represented by the Debt Securities, the Guarantees, the Depositary Shares, the Warrants, the Purchase Contracts and the Units are also subject to the following:

(i)	The possible unenforceability of provisions requiring indemnification for violations of the securities laws;

(ii)	The possible unenforceability of provisions that waivers or consents by a party may not be given effect unless in writing or in compliance with particular requirements or that a person’s course of dealing, course of performance or the like or failure or delay in taking action may not constitute a waiver of related rights or provisions or that one or more waivers may not under certain circumstances constitute a waiver of other matters of the same kind;

(iii)	The effect of course of dealing, course of performance or the like that would modify the terms of an agreement or the respective rights or obligations of the parties under an agreement

(iv)	The possible unenforceability of provisions that determinations by a party or a party’s designee are conclusive or deemed conclusive in the absence of commercial reasonableness or good faith;

(v)	The possible unenforceability of provisions permitting modifications or amendments of an agreement only in writing; and

(vi)	The possible unenforceability of provisions that the provisions of an agreement are severable.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:	/s/ Paul J. Nozick
Paul J. Nozick
A Partner

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